UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

_______________________________

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Kadmon Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KADMON HOLDINGS, INC.

450 East 29th Street

New York, NY 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 27, 2018

To the Stockholders of Kadmon Holdings, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Kadmon Holdings, Inc., a Delaware corporation (the “Company”), will be held on July 27, 2018, at 10:00 a.m. local time, at its offices located at 450 East 29th Street, New York, NY 10016 for the following purposes:

1.	to elect seven directors to hold office until their successors are elected;

2.	to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

 The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on June 5, 2018 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of BDO USA, LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Harlan W. Waksal
Harlan W. Waksal, M.D.
President and Chief Executive Officer

New York, New York

June 15, 2018

TABLE OF CONTENTS

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	2
INFORMATION ABOUT THE PROXY PROCESS AND VOTING	2
PROPOSAL NO. 1 ELECTION OF DIRECTORS	2
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	2
CORPORATE GOVERNANCE	2
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	2
DIRECTOR COMPENSATION	2
EXECUTIVE OFFICERS	2
EXECUTIVE COMPENSATION	2
INFORMATION ABOUT STOCK OWNERSHIP	2
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	2
ADDITIONAL INFORMATION	2

KADMON HOLDINGS, INC.

450 East 29th Street

New York, New York 10016

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

JULY 27, 2018

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Kadmon Holdings, Inc. (referred to herein as the “Company,” “Kadmon,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, July 27, 2018, at 10:00 a.m. local time, at 450 East 29th Street, New York, New York 10016.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of June 5, 2018 (the “Record Date”) for the first time on or about June 15, 2018. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financials & Filings” section of our website at http://investors.kadmon.com/financials-and-filings.

The only outstanding voting securities of Kadmon are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 78,794,746 shares outstanding as of the Record Date. The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available for access by our stockholders on or about June 15, 2018 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 78,794,746 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal 1—the election of seven directors to hold office until their successors are elected; and

•	Proposal 2—the ratification of the selection, by the Audit Committee of our Board, of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2018.

 In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.

•	For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all of its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the Inspector of Election will count the number of “Withheld” votes received for each of the nominees. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the seven nominees receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the affirmative vote of the majority of votes cast (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the seven nominees for director and “For” the ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of the Board and will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Board at Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 10, 2019 to the Secretary of the Board at Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016; provided that if the date of the annual meeting is more than 30 days from July 27, 2019, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary of the Board, which must be received between March 29, 2019 and April 28, 2019; provided that if the date of that annual meeting is more than 30 days before or after July 27, 2019, notice must be received not later than the 90th day prior to the annual meeting date or the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 78,794,746 shares outstanding and entitled to vote. Accordingly, 39,397,374 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no requirement to hold non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Directions to Annual Meeting

Directions to our Annual Meeting, to be held at 450 East 29th Street, New York, New York 10016 are available at: www.kadmon.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is not divided into classes. Each director serves until his or her successor is elected. Except as otherwise provided by law, vacancies (including vacancies created by increases in the number of directors or by removal from office by a vote of the stockholders) on the Board may be filled only by a majority of the directors then in office. A director so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office expires, and until his or her respective successor is elected, except in the case of the death, resignation or removal of any director. The Board currently consists of seven seated directors.

 At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until such director’s successor is elected and qualified.

Messrs. Schwartz, Boardman, Konidaris and Meehan, Drs. Waksal and Bauer and Ms. Wiviott have been nominated to serve as directors and have each agreed to stand for reelection. Each director to be elected will hold office from the date of his or her election by the stockholders until his or her successor is elected, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth information for the nominees who are currently standing for reelection with respect to their ages and position/office held within the Company:

Name	Age	Position	Director Since
Directors
Harlan W. Waksal, M.D.	65	President, Chief Executive Officer and Director	2013
Bart M. Schwartz, Esq. (3)(4)	71	Chairman of the Board	2015
Eugene Bauer, M.D. (1)(2)(4)	75	Director	2010
D. Dixon Boardman (1)(2)(3)(4) (1)(2)(3)(4)	72	Director	2010
Tasos G. Konidaris (1)	52	Director	2017
Steven Meehan (1)	53	Director	2017
Susan Wiviott, J.D. (2)(3)(4)	60	Director	2010

(1) Member of the audit committee.

(2) Member of the compensation committee. Following the Annual Meeting, it is expected that Mr. Schwartz will replace Mr. Boardman as a member and chairman of the compensation committee.

(3) Member of the nominating and corporate governance committee.

(4) Member of the regulatory and compliance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Term Expiring upon Such Director’s Successor Being Elected and Qualified

Harlan W. Waksal, M.D. Dr. Waksal has been our President and Chief Executive Officer since August 2014 and was elected to our Board in 2013. Prior to joining Kadmon as an employee, Dr. Waksal served as President and Sole Proprietor of Waksal Consulting LLC from 2003 to 2014. From 2011 to 2014, Dr. Waksal served as Executive Vice President, Business and Scientific Affairs at Acasti Pharma, Inc., a publicly traded biopharmaceutical company, and as a consultant to Neptune Technologies & Bioressources, Inc., a publicly traded life sciences company and the parent company of Acasti. Dr. Waksal co-founded ImClone Systems (“ImClone”) in 1987, a publicly traded biopharmaceutical company acquired by Eli Lilly and Company in 2008. Dr. Waksal served in senior roles at ImClone, including: President (1987 to 1994); Executive Vice President and Chief Operating Officer (1994 to 2002); and President, Chief Executive Officer and Chief Operating Officer (2002 to 2003). Dr. Waksal also served as a Director of ImClone from 1987 to 2005. Dr. Waksal served on the boards of Oberlin College and Sevion Therapeutics through March 2016 and the boards of

Acasti and Neptune through February 2016 and July 2015, respectively. Dr. Waksal received his B.A. from Oberlin College and his M.D. from Tufts University School of Medicine. He completed his training in internal medicine at New England Medical Center and in pathology at Kings County Hospital Center in Brooklyn.

We believe Dr. Waksal’s extensive management experience in the life science industry and drug development experience provides him with the qualifications and skills to serve on our Board.

Bart M. Schwartz, Esq. Mr. Schwartz has served as Chairman of our Board since 2015. Since 2010, Mr. Schwartz has served as Chairman and Chief Executive Officer of SolutionPoint International, Inc., the parent company of Guidepost Solutions, LLC, a global investigation, security consulting, compliance and monitoring firm where he also serves as Chairman. Mr. Schwartz serves on the board of HMS Holdings Corp., a publicly traded company where he is Chair of its Compliance Committee and a member of its Audit Committee. He also serves on the boards of the Police Athletic League and the Stuyvesant High School Alumni Association. Mr. Schwartz is Founder and former Chief Executive Officer of Decision Strategies, an investigative, compliance and security firm. In October 2015, Mr. Schwartz was appointed independent monitor by the U.S. Department of Justice to oversee General Motors’ compliance with its deferred prosecution agreement from its recall of defective ignition switches. Mr. Schwartz served under U.S. Attorney Rudolph Giuliani as the Chief of the Criminal Division in the Southern District of New York. Mr. Schwartz has had numerous additional court and other appointments to monitor the conduct of corporations and has received assignments from or with the approval of the SEC, the U.S. Commodity Futures Trading Commission, the U.S. Attorney’s Office for the Southern District of New York, the Manhattan District Attorney’s Office, the Attorney General of California, the Attorney General of New York, the New York Organized Crime Task Force, the New York City School Construction Authority and the New York State Department of Environmental Conservation. Mr. Schwartz received his B.S. from the University of Pittsburgh and his J.D. from New York University School of Law.

We believe Mr. Schwartz’s extensive legal and compliance experience provides him with the qualifications and skills to serve on our Board.

Eugene Bauer, M.D. Dr. Bauer has served as a member of our Board since 2010. In 2010, Dr. Bauer co-founded Dermira, a publicly traded specialty biopharmaceutical company, where he serves as Director and Chief Medical Officer. Prior to founding Dermira, Dr. Bauer served as Director, President and Chief Medical Officer of Pelpin, Inc., a publicly traded specialty pharmaceutical company, from 2008 to 2009. Dr. Bauer served as Chief Executive Officer of Neosil, Inc., a specialty pharmaceutical company, from 2006 to 2008, and he co-founded and served as a member of the board of directors at Connetics, a publicly traded specialty pharmaceutical company, from 1990 to 2006. Prior to initiating his career in industry, Dr. Bauer served as Dean of Stanford University School of Medicine and as Chair of the Department of Dermatology at Stanford University School of Medicine from 1995 to 2001. Dr. Bauer is a Professor Emeritus at Stanford University School of Medicine, a position he has held since 2002. Dr. Bauer was a U.S. National Institutes of Health (“NIH”)-funded investigator for 25 years and has served on review groups and Councils for the NIH. Dr. Bauer currently serves as a board member for Aevi Genomics Medicine, Inc. and First Wave Technologies. He is member of numerous honorific societies, including the National Academy of Medicine. Dr. Bauer received his B.S. from Northwestern University and his M.D. from Northwestern University Medical School.

We believe Dr. Bauer’s background of service on the boards of directors of numerous public pharmaceutical companies and his vast industry experience provides him with the qualifications and skills to serve on our Board.

D. Dixon Boardman. Mr. Boardman has served as a member of our Board since 2010. Mr. Boardman founded Optima Fund Management LLC, an alternative investment firm, in 1988 and currently serves as its Chief Executive Officer. Mr. Boardman is a member of the President’s Council of Memorial Sloan Kettering Cancer Center, where he has also served as Chairman of the Special Projects Committee. He is also a member of the Executive Committee of New York Presbyterian-Weill Cornell Council. Mr. Boardman is a Director of Florida Crystals Corporation and an Advisory Board Director of J.C. Bamford Excavators (UK). Mr. Boardman attended McGill University.

We believe Mr. Boardman’s financial and business expertise provides him with the qualifications and skills to serve on our Board.

Tasos G. Konidaris.  Mr. Konidaris was appointed to our Board in February 2017. Mr. Konidaris has served as Executive Vice President and Chief Financial Officer of Alcresta Therapeutics, Inc. since March 2016 and as a senior advisor of Athyrium Capital Management, L.P. since September 2015.  Prior to that, he was Senior Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, from October 2011 to May 2015. Prior to joining Ikaria, since 2007, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet (“D&B”) Corporation, a leading commercial information services company. He was Principal Accounting Officer and led the Global Finance Operations of D&B beginning in 2005. From 2003 to 2005, Mr. Konidaris served as Group Vice

President of the Global Pharmaceutical and Global Diversified Products Groups at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company. Mr. Konidaris currently serves on the boards of Zep, Inc. and Alcresta Therapeutics. Mr. Konidaris served on the board of Pernix Therapeutics Holdings, Inc. from April 2014 to November 2017 and was a director of Delcath Systems Inc. from July 2012 until December 2014.  Mr. Konidaris holds an MBA from Drexel University, and a B.S. from Gwynedd Mercy College.

We believe Mr. Konidaris’ expertise and financial experience provides him with the qualifications and skills to serve on our Board.

Steven Meehan. Mr. Meehan was appointed to our Board in 2017. Mr. Meehan brings to the Board over 25 years of investment banking experience. Mr. Meehan was a Partner in the Healthcare Group of Moelis & Company from 2011 through 2016, leading the effort in Life Sciences and Advanced Diagnostics. Additionally, Mr. Meehan was previously the Head of Life Sciences within the Global Healthcare Group in the New York office of UBS Investment Bank (“UBS”). Mr. Meehan was also part of the team that formed the Healthcare Group at UBS in 1999. During Mr. Meehan’s tenure at UBS, he was Chief Executive Officer of UBS Russia and CIS across all businesses including securities, banking and wealth management. Mr. Meehan was also a member of the UBS Group EMEA Management Committee. During his investment banking career, Mr. Meehan also held senior roles in M&A, leveraged finance and capital markets at Salomon Smith Barney, NatWest Securities and Drexel Burnham Lambert. Mr. Meehan holds a B.S. in Business Administration/Finance from the University of Massachusetts at Lowell.

We believe Mr. Meehan’s expertise and financial experience provides him with the qualifications and skills to serve on our Board.

Susan Wiviott, J.D. Ms. Wiviott has served as a member of our Board since 2010. Ms. Wiviott has served as the Chief Executive Officer of The Bridge, a non-profit behavioral health treatment and housing agency in New York, since 2014. Prior to joining The Bridge, Ms. Wiviott served as Chief Program Officer at Palladia Inc., a not-for-profit housing and substance abuse treatment provider, from 2012 through 2014. From 1999 through 2012, Ms. Wiviott served as Deputy Executive Vice President of the Jewish Board of Family and Children’s Services. Ms. Wiviott began her career as an associate at Sidley Austin LLP. Ms. Wiviott received her B.A. from the University of Wisconsin and her J.D. from Harvard Law School.

We believe Ms. Wiviott’s executive and legal experience provides her with the qualifications and skills to serve on our Board.

THE BOARD RECOMMENDS A VOTE

FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has engaged BDO USA, LLP (“BDO”), as our independent registered public accounting firm for the year ending December 31, 2018, and is seeking ratification of such selection by our stockholders at the Annual Meeting. BDO has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2010. Representatives of BDO are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or applicable law require stockholder ratification of the selection of BDO as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to BDO during the years ended December 31, 2017 and 2016. The Audit Committee approved all of the fees described below.

	Year Ended December 31,
	2017	2016
	(In thousands)
Audit Fees(1)	$515	$1,062
Tax Fees(2)	86	93
Audit-Related Fees	—	—
All Other Fees	—	—
Total Fees	$601	$1,155

(1)	Audit fees of BDO USA, LLP for the years ended December 31, 2017 and 2016 were for professional services rendered for the audits of our financial statements, including accounting consultation and reviews of quarterly financial statements, private placement memorandums and registration statements. Fees for 2016 include $0.4 million for services associated with our initial public offering (the “IPO”), which was completed in August 2016.

(2)	Tax fees consist principally of professional services for corporate tax compliance and tax advisory services.

Pre-Approval Policies and Procedures

The Audit Committee or a delegate of the Audit Committee, to the extent permitted by applicable laws, pre-approves, or provides pursuant to pre-approvals policies and procedures for the pre-approval of, all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and is available at www.kadmon.com.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by BDO since our IPO in August 2016 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Kadmon under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at www.kadmon.com. Management has the primary responsibility for our financial statements and reporting processes, including Kadmon’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Kadmon’s audited financial statements as of and for the year ended December 31, 2017.

The Audit Committee has discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee discussed with BDO their independence, and received from BDO the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with BDO, with and without management present, the scope and results of BDO’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee also has engaged BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and is seeking ratification of such selection by the stockholders.

Audit Committee

Tasos G. Konidaris, Chair

Eugene Bauer, M.D.

D. Dixon Boardman

Steven Meehan

CORPORATE GOVERNANCE

Composition of the Board

Our Board currently is authorized to have nine members, with members serving until his or her successor is elected, or until such director’s earlier death, resignation or removal.

For so long as affiliates of GoldenTree Asset Management LP collectively owned at least 7.5% of our common stock (calculated on an “as if” converted basis and taking into account the exercise of all other options, warrants and other equity-linked securities held by such GoldenTree affiliated entities), GoldenTree Asset Management LP had the right, at its option, to designate (i) one director to our Board and, upon such designation, the Board shall recommend to the stockholders to vote for the election of GoldenTree Asset Management LP’s designee at any meeting of stockholders convened to elect our directors or (ii) one observer to our Board. As of the date of this Proxy Statement, GoldenTree owned less than 7.5% of our common stock and had not designated a director or observer to our Board.

Director Independence

Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board has determined that each of its members, other than Drs. Harlan W. Waksal, is an “independent director” as defined under the NYSE listing standards.

Audit Committee

The audit committee of our Board oversees the quality and integrity of our financial statements and other financial information, accounting and financial reporting processes, internal controls and procedures for financial reporting and internal audit function. It meets to review our annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” It also oversees the audit and other services provided by our independent auditors and is directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent auditor. In addition, our audit committee is responsible for reviewing our compliance with legal and regulatory requirements, and it assists the Board in an initial review of recommendations to the Board regarding proposed business transactions.

The current members of our audit committee are Mr. Konidaris, Mr. D. Dixon Boardman, Dr. Eugene Bauer and Mr. Steven Meehan, with Mr. Konidaris serving as the committee’s chairman. Our Board has determined that Mr. Konidaris is an “audit committee financial expert” as defined by SEC rules and regulations. The composition of our audit committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the audit committee’s written charter is publicly available on our website at www.kadmon.com.

Compensation Committee

The compensation committee of our Board reviews and approves the compensation of all of our executive officers and establishes our compensation policies and programs. Specific responsibilities of our compensation committee will include, among other things, evaluating the performance of our chief executive officer and approving our chief executive officer’s compensation. It also approves the compensation of our other executive officers. In addition, our compensation committee administers all equity compensation plans and has the authority to grant equity awards subject to the terms and conditions of such equity compensation plans. Our compensation committee also reviews and approves various other compensation policies and matters. Our compensation committee also reviews and discusses with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings, and it will prepare a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

The current members of our compensation committee are Mr. D. Dixon Boardman, Dr. Eugene Bauer and Ms. Susan Wiviott with Mr. Boardman serving as the committee’s chairman. Following the Annual Meeting, it is expected that Mr. Schwartz will replace Mr. Boardman as a member and chairman of the compensation committee. The composition of our compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the compensation committee’s written charter is publicly available on our website at www.kadmon.com.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our Board oversees the nomination of directors, including,

among other things, identifying, evaluating and making recommendations of nominees to our Board, and evaluates the performance of our Board and individual members of our Board. When identifying nominees, the nominating and corporate governance committee considers, among other things, a nominee’s character and integrity, level of education and business experience, financial literacy and commitment to represent long-term interests of our equity holders. Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and making recommendations to our Board concerning corporate governance matters.

The current members of our nominating and corporate governance committee are Mr. D. Dixon Boardman, Mr. Bart M. Schwartz and Ms. Susan Wiviott with Mr. Schwartz serving as the committee’s chairman. The composition of our nominating and corporate governance committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of the NYSE. A copy of the nominating and corporate governance committee’s written charter is publicly available on our website at www.kadmon.com

Regulatory and Compliance Committee

The current members of our regulatory and compliance committee are Dr. Eugene Bauer, Mr. D. Dixon Boardman, Mr. Bart M. Schwartz and Ms. Susan Wiviott, with Mr. Schwartz serving as the committee’s chairman.

The regulatory and compliance committee is responsible for, among other matters:

•	reviewing and overseeing our compliance program and the compliance program(s) with respect to companies we acquire and which we exercise a controlling interest;

•	reviewing the status of our compliance with relevant laws, regulations and internal procedures;

•	reviewing and evaluating internal reports and external data based on criteria developed by the regulatory and compliance committee;

•	discussing, in consultation with the compensation committee, an evaluation of whether compensation practices are aligned with our compliance obligations;

•	making written recommendations about whether an employee’s compensation should be reduced or extinguished if there is a government or regulatory action that has caused significant financial or reputational damage to our company due to the employee’s involvement in the conduct at issue; and

•	reporting to the Board on the state of our compliance functions, relevant compliances issues, potential patterns of non-compliance identified within our company, significant disciplinary actions against any compliance or internal audit personnel, and any other issues that may reflect any systemic or widespread problems in compliance or regulatory matters exposing our company to substantial compliance risk.

A copy of the regulatory and compliance committee’s written charter is publicly available on our website at www.kadmon.com.

Board Leadership Structure and Role in Risk Oversight

The Board is led by Mr. Bart M. Schwartz. We believe that having an independent director serve as the non-executive Chairman of the Board is in the best interests of our stockholders. The separation of roles allows our Chairman to focus on the organization and effectiveness of the Board and any potential conflicts of interest that require review by the Board’s independent members. At the same time, it allows our Chief Executive Officer to focus on executing our strategy and managing our operations, performance and risk.

One of the key functions of our Board is informed oversight of our business risk management process. The Board does not have a standing business risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The nominating and corporate governance committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our nominating and corporate governance committee is also responsible for overseeing our risk management efforts generally, including the allocation of risk management functions among our Board and its committees. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our audit committee periodically reviews the general process for the oversight of risk management by our Board.

Risk Considerations in Our Compensation Program

We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on us.

Code of Ethics and Code of Conduct

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and third-party consultants. We have posted a current copy of the code and our corporate governance guidelines on our website, www.kadmon.com. In addition, we intend to continue to post on our website all disclosures that are required by law or the NYSE listing standards concerning any amendments to, or waivers from, any provision of the code. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met twelve times during 2017. The audit committee met five times, the compensation committee met ten times, the regulatory and compliance committee met one time and the nominating and corporate governance committee did not meet during 2017. Additionally, we have an internal compliance committee which met four times during 2017. Each Board member attended 75% or more of the aggregate of all meetings of the Board and the committees on which the Director served during 2017. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Meetings of the Company’s Non-Management Directors

The non-management directors of the Board meet in executive session in connection with each regularly scheduled Board meeting. Mr. Schwartz serves as the chair of those meetings, which Dr. Harlan Waksal does not attend.

Communications with the Board

Should stockholders or other interested parties wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Board, at Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016. The Secretary of the Board will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is or has been a current or former officer or employee of Kadmon Holdings, Inc. or had any related person transaction involving Kadmon Holdings, Inc. None of our executive officers serve as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Participation in the Private Placement

Certain of our existing institutional investors purchased an aggregate of 1,488,095 shares of our common stock in our private placement that closed on March 13, 2017.  Third Point Partners, LLC purchased 1,488,095 shares of our common stock for $5.0 million and also received 595,238 warrants to purchase shares of our common stock with an exercise price of $4.50 and a term of 13 months from the date of issuance. See “Information About Stock Ownership” for more information about the shares held by these identified entities.

Related Party Agreements

At December 31, 2016, Kadmon I, LLC held approximately 12.1% of the total outstanding common stock of Kadmon Holdings, Inc. Mr. Steven N. Gordon was the managing member of Kadmon I, LLC and is also our Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer. Kadmon I, LLC had no special rights or preferences in connection with its investment in Kadmon Holdings, Inc., and had the same rights as all other holders of Kadmon Holdings, Inc. common stock. On January 23, 2017, Kadmon I, LLC was dissolved and liquidated. Upon dissolution and liquidation, all assets of Kadmon I, LLC which consists solely of the shares of common stock in Kadmon Holdings, Inc., were distributed to the members of Kadmon I, LLC.

In June 2016, we entered into an agreement with 72 KDMN whereby we agreed to extend certain rights to 72 KDMN which survived the closing of the IPO, including board of director designation rights, see “Directors Compensation,” and confidentiality rights, subject to standard exceptions. In addition, we agreed to provide 72 KDMN with most favored nation rights which terminated upon the closing of the IPO on August 1, 2016. Andrew B. Cohen, a former member of our Board, is an affiliate of 72 KDMN. Following the dissolution of Kadmon I on January 23, 2017, for so long as 72 KDMN owned, directly or indirectly, at least 25.0% of our common stock received by 72 KDMN upon the dissolution and winding up of Kadmon I, then 72 KDMN had the right, at its option, to designate one director to our Board and, upon such designation, the Board had to recommend to the stockholders to vote for the election of 72 KDMN’s designee at any meeting of stockholders convened to elect our directors. In January 2017, Mr. Cohen resigned from our Board and we received notice that 72 KDMN forfeited, relinquished and waived any and all rights it had to designate a director to our Board.

Financing Arrangements

August 2015 Secured Term Debt

We entered into a fourth waiver agreement to our 2015 Credit Agreement in March 2017 under which the lenders under the 2015 Credit Agreement agreed to refrain from exercising certain rights under the 2015 Credit Agreement, including the declaration of a default and to forbear from acceleration of any repayment rights with respect to existing covenants. The report and opinion of our independent registered public accounting firm, BDO USA, LLP, contained an explanatory paragraph regarding our ability to continue as a going concern, which is an event of default under the 2015 Credit Agreement.

On March 31, 2017, we entered into the Third Amendment. Pursuant to this amendment, principal payments owed under the 2015 Credit Agreement, in the amount of $380,000 per month, were deferred until January 31, 2018. Additionally, the parties amended the future capital raising covenant by extending the time period by which we were required to raise the remaining $17.0 million of capital by six months, from June 30, 2017 to December 31, 2017, which was satisfied in September 2017. All other material terms of the 2015 Credit Agreement, including the maturity date, remain the same. The clinical development milestone was deemed satisfied in a letter agreement entered into on December 22, 2017 with a majority of lenders under our 2015 Credit Agreement. As of the date hereof, we are not in default under the terms of the 2015 Credit Agreement.

The Third Amendment also amended certain terms of the warrants to purchase an aggregate of 617,651 shares of our common stock issued in connection with the 2015 Credit Agreement (2015 Warrants).  Pursuant to the Third

Amendment, the warrants may now only be exercised for cash and the exercise price was reduced from $10.20 per share to $4.50 per share.  The redemption feature in the 2015 Warrants was also amended such that the warrant holder may only demand a redemption of the 2015 Warrants upon the occurrence of, and during the continuance of, an event of default.  Prior to this amendment, the warrant could be redeemed by the warrant holder at any time after the 51st month.

We entered into a fifth waiver agreement to the 2015 Credit Agreement in March 2018 under which the lenders under the 2015 Credit Agreement agreed to refrain from exercising certain rights under the 2015 Credit Agreement, including the declaration of a default and to forbear from acceleration of any repayment rights with respect to existing covenants. The report and opinion of our independent registered public accounting firm, BDO USA, LLP, contains an explanatory paragraph regarding our ability to continue as a going concern, which is an event of default under the 2015 Credit Agreement.

At December 31, 2017, the outstanding balance of the 2015 Credit Agreement was $34.6 million and the interest rate was LIBOR plus 9.375% with a 1% floor. We were in compliance with all covenants under the 2015 Credit Agreement at December 31, 2017 and 2016.

Executive Compensation and Equity Awards

Please see “Executive Compensation” for information on the compensation of, and equity awards granted to, our directors and executive officers.

Employment Agreements

Please see the section titled “Executive Compensation” for information on compensation and employment arrangements with our named executive officers.

Separation of Dr. Samuel D. Waksal

Dr. Samuel D. Waksal founded our company in October 2010 and, until August 2014, was the chairman of our then board of managers and our Chief Executive Officer. In August 2014, he stepped down as our Chief Executive Officer and became our Chief of Innovation, Science and Strategy.

In connection with his resignation on February 8, 2016, we entered into a separation agreement with Dr. Samuel D. Waksal terminating his employment with us and providing that he shall perform no further paid or unpaid services for us whether as employee, consultant, contractor or any other service provider. The principal provisions of the separation agreement are summarized below.

Severance and Other Payments

We agreed to make a series of payments (all subject to withholding taxes) to Dr. Samuel D. Waksal, some of which are contingent, structured as follows:

•	a $3.0 million severance payment, of which $0.9 million and $1.0 million was paid during 2016 and 2017, respectively, with the remaining $1.1 million payable during 2018 and 2019;

•	supplemental conditional payments of up to $6.75 million in the aggregate that are payable in 2017 ($2.25 million), 2018 ($2.25 million) and 2019 ($2.25 million) if specified benchmarks related to the valuation of our company implied by the public offering price per share in the IPO, the net proceeds to us from the IPO and our equity market capitalization on specified dates are achieved and subject to our having cash and cash equivalents less payables of $50.0 million or more on the dates when we make those payments. The supplemental conditional payments that were payable in 2017 and 2018 were not earned and will therefore not be paid;

•	an amount equal to 5.0% (up to a maximum of $15.0 million) of any cash received by us or guaranteed cash payments (as defined below) received by us pursuant to the first three business development programs that we enter into on or before February 8, 2019 to research, develop, market or commercialize our ROCK2 program or our immuno-oncology program. For purposes of the separation agreement, ROCK2 program is defined to mean pathways involving ROCK2 or other pathways effecting inflammation, fibrosis, cancer or neurodegenerative diseases; immuno-oncology program is defined to mean antibodies or small molecules involved in inducing the immune system to make an anti-tumor response; and guaranteed cash payments is defined to mean payments to us of cash contractually provided for pursuant to an agreement entered into by us with respect to a business development program, which payments are not subject to our meeting any milestones or thresholds. If the aggregate cash and guaranteed cash payments received by us pursuant to any business development program exceed $800.0 million before the completion of the IPO, the equity market capitalization requirements that must be met for Dr. Samuel D. Waksal to earn the supplemental payments of up to $6.75 million described above shall be deemed fulfilled, regardless of our equity market capitalization at the applicable time.

EAR Unit Award

In December 2014, Dr. Samuel D. Waksal received an award of EAR units under the 2014 LTIP with a base price of $6.00 per EAR unit (see description under “Executive Compensation” for the terms of our EAR units). The number of EAR units granted to Dr. Samuel D. Waksal was adjusted to equal 0.75% of our common stock determined on the first trading date following the date of the IPO. Based on the adjustments, the number of shares underlying Dr. Samuel D. Waksal’s LTIP award is 1,783,618. The separation agreement provides that:

•	by virtue of his separation from service, Dr. Samuel D. Waksal acknowledges that he is no longer entitled to vesting on December 16, 2024 but is eligible to vest based on a change in control or stock price increase, as described herein below;

•	the service component included in the vesting condition related to the occurrence of a change of control after an IPO but before December 16, 2024 is now satisfied;

•	the service component included in the vesting condition related to the occurrence of a 333% increase in the fair market value of each EAR unit from the $6.00 grant price per unit before December 16, 2024 is now satisfied; and

•	Dr. Samuel D. Waksal’s EAR units shall not be subject to forfeiture, termination or recapture for violation of the restrictive covenants contained in the 2014 LTIP.

Lock-up Agreement

Dr. Samuel D. Waksal entered into a 180-day lock-up agreement in connection with the IPO which expired on January 22, 2017. If requested by the managing underwriters in any subsequent offering at the time of which Dr. Samuel D. Waksal owns five percent or more our common stock, he will enter into a lock-up agreement for a period not to exceed 90 days and in the form customarily requested by the managing underwriters for that offering (subject to mutually agreed exceptions), so long as other equityholders enter into substantially similar lock-up agreements. If any of our equityholders that signs a lock-up agreement is released from its provisions by the managing underwriters, Dr. Samuel D. Waksal will also be released from his lock-up agreement.

Covenants

The separation agreement contained customary non-solicitation, non-competition and non-disparagement provisions that continue in effect until February 8, 2019. In addition, Dr. Samuel D. Waksal agreed to make himself available, at our expense, to assist us in protecting our ownership of intellectual property and in accessing his knowledge of scientific and/or research and development efforts undertaken during his employment with us.

Releases

The separation agreement provided for mutual releases by the parties and related persons of all claims arising out of Dr. Samuel D. Waksal’s relationship with us as an employee, founder, investor, member, owner, member or Chairman of the Board, Chief Executive Officer, or officer.

Indemnification Agreements

Our bylaws provide that we will indemnify our directors, officers and certain key employees to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

Except as disclosed in “Item 3. Legal Proceedings” in our Annual Report on Form 10-K for the year ended

December 31, 2017, there is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.

Policies and Procedures for Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on the NYSE. Under this policy:

•	any related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board; and

•	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Board or recommended by the compensation committee to the Board for its approval.

In connection with the review and approval or ratification of a related person transaction:

•	management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and

•	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code.

DIRECTOR COMPENSATION

The following table sets forth a summary of the compensation we paid to each non-employee member of our Board for the year ended December 31, 2017. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to any of the other non-employee member of our Board in 2017. Dr. Harlan W. Waksal is a member of our Board who also serves as our President and Chief Executive Officer and therefore does not receive any additional compensation for his service as a director. Dr. Harlan W. Waksal’s compensation as an executive officer is described under “Executive Compensation.”

Name	Fees earned or paid in cash (1)	Option awards (2)	Total
Bart M. Schwartz, Esq.	$83,000	$131,266	$214,266
Eugene Bauer, M.D.	57,500	65,633	123,133
D. Dixon Boardman	66,500	131,266	197,766
Alexandria Forbes, Ph.D.(3)	37,500	65,633	103,133
Tasos G. Konidaris	44,750	131,266	176,016
Steven Meehan	54,000	65,633	119,633
Thomas E. Shenk, Ph.D. (3)	40,000	65,633	105,633
Susan Wiviott, J.D.	53,750	65,633	119,383

__________________

(1)	The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in 2017 for their service as a director, including any annual retainer fees, committee and/or chair fees.

(2)	The amounts reported in this column represent the grant date fair value of stock option awards during 2017 calculated in accordance with the provisions of ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	On May 25, 2018, Dr. Forbes and Dr. Shenk informed the Company of their resignation as directors of the Company upon effectiveness of the registration statement of MeiraGTx Holdings plc (File No. 333-224914), which occurred on June 7, 2018.

At December 31, 2017, our non-employee directors as of such date held the following outstanding options (in the aggregate):

Name	Shares Subject to Outstanding Options
Bart M. Schwartz, Esq.	76,668
Eugene Bauer, M.D.	41,925
D. Dixon Boardman	73,079
Alexandria Forbes, Ph.D.(1)	48,079
Tasos G. Konidaris	50,000
Steven Meehan	25,000
Thomas E. Shenk, Ph.D.(1)	37,308
Susan Wiviott, J.D.	41,925

__________________

(1)	On May 25, 2018, Dr. Forbes and Dr. Shenk informed the Company of their resignation as directors of the Company upon effectiveness of the registration statement of MeiraGTx Holdings plc (File No. 333-224914), which occurred on June 7, 2018.

For the year beginning January 1, 2017, we provided our non-employee directors with compensation for their services on our Board as follows:

•	each non-employee director (other than the chairperson of our board or its audit committee) receives an annual, or pro rata portion thereof (for those directors who serve a portion of the year), option grant to purchase 25,000 shares of common stock with an exercise price equal to the closing price of our common stock on the date of grant;

•	each non-employee director who serves as a chairperson of our Board or its audit committee receives an annual option grant to purchase 50,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the date of grant;

•	each non-employee director receives $5,000 for each board meeting personally attended and $2,500 for each board meeting attended telephonically;

•	each non-employee director who serves as a chairperson of our board receives an additional $2,500 for each board meeting personally attended and $1,250 for each board meeting attended telephonically;

•	each non-employee director who serves as member of a committee of our Board receives $2,500 for each committee meeting personally attended and $1,250 for each committee meeting attended telephonically; and

•	each non-employee director who serves as chairperson of a committee of our Board receives an additional $1,000 for each committee meeting personally attended and $500 for each committee meeting attended telephonically.

The stock options granted to our non-employee directors have, or will have, an exercise price equal to the fair market value of our common stock on the date of grant and expire 10 years after the date of grant. The annual stock options granted to our non-employee directors will, subject to the director’s continued service on our board, vest one year from the grant date. Stock options granted to our non-employee directors will also vest in full upon the occurrence of a change in control of us.

Each member of our Board also will continue to be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

EXECUTIVE OFFICERS

The following table sets forth the name, age as of June 1, 2018 and position of the individuals who currently serve as the directors and executive officers of Kadmon Holdings, Inc. The following also includes certain information regarding our directors’ and officers’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors. Each executive officer shall serve until his or her successor is elected and qualified.

Name	Age	Position
Executive Officers
Harlan W. Waksal, M.D.	65	President, Chief Executive Officer and Director
Konstantin Poukalov	34	Executive Vice President, Chief Financial Officer
Steven N. Gordon, Esq.	50	Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer
John Ryan, M.D., Ph.D.	75	Executive Vice President, Chief Medical Officer
Directors
Bart M. Schwartz, Esq. (3)(4)	71	Chairman of the Board
Eugene Bauer, M.D. (1)(2)(4)	75	Director
D. Dixon Boardman (1)(2)(3)(4)	72	Director
Tasos G. Konidaris (1)	52	Director
Steven Meehan (1)	53	Director
Susan Wiviott, J.D. (2)(3)(4)	60	Director

(1) Member of the audit committee.

(2) Member of the compensation committee. Following the Annual Meeting, it is expected that Mr. Schwartz will replace Mr. Boardman as a member and chairman of the compensation committee.

(3) Member of the nominating and corporate governance committee.

(4) Member of the regulatory and compliance committee.

Executive Officers

Harlan W. Waksal, M.D. Dr. Waksal has been our President and Chief Executive Officer since August 2014 and was elected to our Board in 2013. Prior to joining Kadmon as an employee, Dr. Waksal served as President and Sole Proprietor of Waksal Consulting LLC from 2003 to 2014. From 2011 to 2014, Dr. Waksal served as Executive Vice President, Business and Scientific Affairs at Acasti Pharma, Inc., a publicly traded biopharmaceutical company, and as a consultant to Neptune Technologies & Bioressources, Inc., a publicly traded life sciences company and the parent company of Acasti. Dr. Waksal co-founded ImClone Systems (ImClone) in 1987, a publicly traded biopharmaceutical company acquired by Eli Lilly and Company in 2008. Dr. Waksal served in senior roles at ImClone, including: President (1987 to 1994); Executive Vice President and Chief Operating Officer (1994 to 2002); and President, Chief Executive Officer and Chief Operating Officer (2002 to 2003). Dr. Waksal also served as a Director of ImClone from 1987 to 2005. Dr. Waksal served on the boards of Oberlin College and Sevion Therapeutics through March 2016 and the boards of Acasti and Neptune through February 2016 and July 2015, respectively. Dr. Waksal received his B.A. from Oberlin College and his M.D. from Tufts University School of Medicine. He completed his training in internal medicine at New England Medical Center and in pathology at Kings County Hospital Center in Brooklyn.

Konstantin Poukalov. Mr. Poukalov has been our Executive Vice President, Chief Financial Officer since 2014. From 2012 to 2014, Mr. Poukalov served as our Vice President, Strategic Operations. Prior to joining Kadmon, Mr. Poukalov was a member of the healthcare investment banking group at Jefferies LLC from 2009 to 2012, focusing on companies across the life-sciences and biotechnology sectors. Prior to Jefferies, Mr. Poukalov was a member of UBS Investment Bank, focusing on the healthcare industry, from 2006 to 2009. Mr. Poukalov serves on the advisory board of Pencils of Promise, a non-profit organization that aims to increase access to quality education in the developing world. Mr. Poukalov received his bachelor’s degree in electrical engineering from Stony Brook University.

Steven N. Gordon, Esq. Mr. Gordon, a co-founder of our company, has been our Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer since 2009. Prior to joining Kadmon, Mr. Gordon worked as a prosecutor for the City of New York from 1992 to 1996. From 1997 to 2008, Mr. Gordon practiced law at several law firms and was the principal of his own law firm. Mr. Gordon received his B.A. from Bar Ilan University and his J.D. from Touro College Jacob D. Fuchsberg Law Center.

John Ryan, M.D., Ph.D. Dr. Ryan has been our Executive Vice President, Chief Medical Officer since 2011. Prior to joining Kadmon, Dr. Ryan served as Senior Vice President and Chief Medical Officer of Cerulean Pharma, Inc., a publicly traded pharmaceutical company, from 2009 to 2011. Prior to joining Cerulean, Dr. Ryan was Chief Medical Officer at Aveo Pharmaceuticals, Inc., a publicly traded company, from 2006 to 2009. Prior to joining Aveo, Dr. Ryan served as Senior Vice President of Translational Research at Wyeth, a publicly-traded specialty-pharmaceutical company (formerly Genetics Institute), where he served as head of the Department of Experimental Medicine, from 1995 to 2006. Dr. Ryan also served as an Executive Director of Clinical Research at Merck Research Laboratories from 1989 to 1995 and he previously served on the scientific advisory boards of ArQule, Inc. and Expression Analysis, Inc. Dr. Ryan received his B.S. and his Ph.D. from Yale University. Dr. Ryan received his M.D. from the University of California, San Diego.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Named Executive Officers

This section discusses the material components of the executive compensation program for our named executive officers who are named in the “2017 Summary Compensation Table” below. Our named executive officers for the year ended December 31, 2017, which consisted of our principal executive officer and two other most highly-compensated executives, are:

•	Harlan W. Waksal, M.D.;

•	Konstantin Poukalov; and

•	Steven N. Gordon, Esq.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. See “Forward-Looking Statements.”

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to the named executive officers for the years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Harlan W. Waksal, M.D.,	2017	500,000	500,000	1,584,124	23,575	2,607,699
President and Chief Executive Officer	2016	500,000	500,000	12,399,395	22,723	13,422,118
Konstantin Poukalov,	2017	400,000	200,000	495,795	34,662	1,130,457
Executive Vice President, Chief Financial Officer	2016	400,000	200,000	1,084,536	22,819	1,707,355
Steven N. Gordon, Esq.,	2017	400,000	200,000	435,332	33,917	1,069,249
Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer	2016	400,000	200,000	774,669	32,699	1,407,368

______________________

(1)	Bonus includes contractual guaranteed bonus.

(2)	This column reflects the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 13 to our consolidated financial statements appearing in our Annual Report on Form 10-K for year ended December 31, 2017 regarding assumptions underlying the valuation of equity awards.

(3)	Includes premiums we paid with respect to each of our named executive officers for health benefits and for life and disability insurance.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We entered into employment agreements with Dr. Harlan W. Waksal, under which he serves as our President and Chief Executive Officer, Mr. Poukalov, under which he serves as our Executive Vice President, Chief Financial Officer and Mr. Gordon under which he serves as our Executive Vice President, General Counsel, Chief Administrative, Compliance and Legal Officer. Under these agreements, Dr. Harlan W. Waksal and Messrs. Poukalov and Gordon are entitled to certain annual compensation amounts and are eligible to receive certain severance benefits in specified circumstances.

Pursuant to Dr. Harlan W. Waksal’s employment agreement, he is entitled to a base salary of $500,000 and is guaranteed to receive an annual bonus of $500,000, plus an additional merit-based bonus amount as shall be determined by the compensation committee of our Board, in its discretion. Pursuant to the terms of their respective employment agreements, Messrs. Poukalov and Gordon are each entitled to a base salary of $400,000 and are guaranteed to receive an annual bonus of $200,000, plus an additional merit-based bonus amount as shall be determined by the compensation committee of our Board, in its discretion.

We expect that base salaries for the named executive officers will be reviewed periodically by our Board and/or our compensation committee, with adjustments expected to be made generally in accordance with the applicable employment agreements, as well as financial and other business factors affecting our company, and to maintain a competitive compensation package for our executive officers.

Potential Payments upon Termination

In the event that we terminate Dr. Harlan W. Waksal or Messrs. Poukalov or Gordon without cause or if any of the aforementioned resign for good reason, they will be entitled to receive, upon execution and effectiveness of a release of claims, (i) continued payment of their then-current base salary and guaranteed annual bonus for a period of 12 months following termination (or, if sooner, until the executive becomes employed by another entity or individual (and not self-employed)) and (ii) a direct payment by us of the medical, vision and dental coverage premiums due to maintain any COBRA coverage for which he is eligible and has appropriately elected through the earlier of (A) 12 months following termination and (B) the date they become employed by another entity or individual (and not self-employed).

In the event that we terminate Dr. Harlan W. Waksal or Messrs. Poukalov or Gordon with cause or they resign without good reason, then they will not be entitled to receive severance benefits.

Annual Performance-Based Compensation and Bonuses

In 2017, Dr. Harlan W. Waksal and Messrs. Poukalov and Gordon earned a guaranteed bonus of $500,000, $200,000 and $200,000, respectively.

Long-Term Incentive Awards

In 2014 and 2015, Dr. Harlan W. Waksal, Messrs. Poukalov and Gordon received in aggregate 750, 1,000 and 1,300 equity appreciation rights units (EARs), respectively, under our 2014 Long-Term Incentive Plan (the “2014 LTIP”) with a base price of $6.00 per unit, expiring 10 years from the grant date. Each EAR unit award entitles the holder to receive a payment having an aggregate value equal to the product of (i) the excess of (A) the highest fair market value during the period beginning on the applicable vesting date and ending on the date of settlement of one EAR unit over (B) the base price, and (ii) the number of EAR units granted. The number of EAR units granted to each recipient was adjusted in connection with the IPO to a number of units which equal a certain percentage of our common equity securities determined on a fully diluted basis, assuming exercise of all derivative securities including any convertible debt instruments. Based on the IPO price of $12.00 per share, the number of shares underlying EAR units held by Dr. Waksal and Messrs. Poukalov and Gordon are 267,543, 356,724 and 463,741 shares, respectively, and such awards may be settled in stock or cash.

The EAR units vest upon the earliest of any of the following events: (a) the expiration date of December 16, 2024, subject to continuing service through December 16, 2024 (or a termination due to death or disability within one year prior to such date), (b) the date of a Change in Control prior to December 16, 2024, or (c) if and when the fair market value of each EAR unit exceeds 333.0% of the $6.00 grant price ($20.00) per share prior to December 16, 2024.

Stock Option Awards

Each of our named executive officers hold stock options granted prior to the IPO under our 2011 Equity Incentive Plan (the “2011 Plan”), with an exercise price of $12.00. Dr. Harlan W. Waksal’s initial award was granted in connection with his hiring in December 2014, and vested in three substantially equal installments on December 31, 2015, August 4, 2016 and August 4, 2017. Messrs. Poukalov and Gordon were granted stock options in December 2015 with a strike price of $12.00, which vest in three ratable installments on each anniversary of the grant date through December 31, 2018. In connection with the IPO in July 2016, the 2011 Plan was merged with and into the 2016 Equity Incentive Plan (the “2016 Equity Plan”) and no new awards were granted under the 2011 Plan.

In connection with the IPO, Dr. Harlan W. Waksal received an award under the 2016 Equity Plan with a strike price of $12.00 in light of dilution to his grant at hiring in order to increase the number of shares subject to his original option grant at his time of hire. In consideration for this new stock option award, Dr. Harlan W. Waksal committed to perform an additional year of service, through August 7, 2018. Following the IPO, Messrs. Poukalov and Gordon were granted stock options in December 2016 under the 2016 Equity Plan with a strike price of $4.66, which vest in three ratable installments on each anniversary of the grant date through December 31, 2019. Any unvested stock options will vest upon a termination of their service. Upon a change in control, the compensation committee retains the discretion to accelerate the vesting of outstanding awards.

Stock Appreciation Rights

The compensation committee of our Board granted 655,000, 205,000 and 180,000 stock appreciation rights (“SARs”) under our 2016 Equity Plan to Dr. Harlan W. Waksal and Messrs. Poukalov and Gordon, respectively, on December 8, 2017. Each SAR entitles the holder to receive an amount in cash or common stock equal to the difference between the fair market value of our common stock on the exercise date and the strike price of $3.64. Each SAR grant vests in three ratable installments on each anniversary of the grant date through December 8, 2020. Any unvested SARs will be forfeited upon a termination of their service (other than death or disability). In the event of a change in control, any unvested SARs will immediately vest and become exercisable.

Outstanding Equity Awards at December 31, 2017

Although we do not have a formal policy with respect to the grant of equity incentive awards to our named executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executives to remain in our employment during the vesting period. Accordingly, our Board will periodically review the equity incentive compensation of our named executive officers and, from time to time, may grant equity incentive awards to them in the form of stock options, stock appreciation rights or other equity awards.

The following table sets forth information concerning outstanding equity awards at December 31, 2017 for each of our named executive officers.

	Option/SAR Awards					Stock Awards(1)
	Number of Securities Underlying Unexercised Options/SARs Exercisable	Number of Securities Underlying Unexercised Options/SARs Unexercisable		Option/SAR Exercise Price	Option/SAR Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Name	(#)	(#)		($/share)		(#)	($)
Harlan W. Waksal, M.D.	385	—		$12.00	12/19/2023	—	—
	769,231	—		12.00	12/31/2024	—	—
	1,426,719	203,817	(2)	12.00	12/31/2024	—	—
	—	267,543	(3)	6.00	12/31/2024	—	—
	—	655,000	(6)	3.64	12/8/2027	—	—
Konstantin Poukalov	9,232	—		12.00	12/19/2023	—	—
	—	356,724	(3)	6.00	12/31/2024	—	—
	41,029	20,510	(4)	12.00	12/31/2025	—	—
	116,690	233,310	(5)	4.66	12/15/2026	—	—
		205,000	(6)	3.64	12/8/2027	—	—
Steven N. Gordon, Esq.	12,308	—		12.00	6/25/2022	—	—
	12,308	—		12.00	12/19/2023	—	—
	—	463,741	(3)	6.00	12/31/2024	—	—
	10,258	5,127	(4)	12.00	12/31/2025	—	—
	83,350	250,000	(5)	4.66	12/15/2026	—	—
	—	180,000	(6)	3.64	12/8/2027	—	—

_________________________

(1)	Based on closing price of our common stock on December 29, 2017 ($3.62 per share).

(2)	Represents stock options granted under the 2016 Equity Plan that fully vest on August 4, 2018.

(3)	Represents EAR units granted under the 2014 LTIP that vest on the earlier of October 31, 2024 or a change in control.

(4)	Represents stock options granted under the 2011 Plan that vest in three substantially equal tranches on December 31, 2016, 2017 and 2018.

(5)	Represents stock options granted under the 2016 Equity Plan that vest in three substantially equal tranches on December 15, 2017, 2018 and 2019.

(6)	Represents SARs granted under the 2016 Equity Plan that vest in three substantially equal tranches on December 8, 2018, 2019 and 2020.

Equity and Retirement Plans

In this section we describe our 2016 Equity Plan, our 2016 Employee Stock Purchase Plan and our 401(k) Retirement Plan. Prior to our IPO, we granted awards to eligible participants under the 2011 Equity Plan and 2014 LTIP. Following the closing of our IPO, we will grant awards to eligible participants under the 2016 Equity Plan.

2016 Equity Incentive Plan

Our 2016 Equity Plan was approved by our Board and holders of our membership units in July 2016 and was subsequently amended and restated on December 5, 2017. It is intended to make available incentives that will assist us to attract, retain and motivate employees, including officers, consultants and directors. We may provide these incentives through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units and other cash-based or stock-based awards.

A total of 6,720,000 shares of our common stock were initially authorized and reserved for issuance under the 2016 Equity Plan. This reserve automatically increased to 8,523,146 on January 1, 2017 and will automatically increase each subsequent anniversary through January 1, 2025, by an amount equal to the smaller of (a) 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (b) an amount determined by the board. This reserve will be increased to include any shares issuable upon exercise of options granted under the 2011 Equity Incentive Plan that expire or terminate without having been exercised in full.

Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2016 Equity Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards which expire or are cancelled or forfeited will again become available for issuance under the 2016 Equity Plan. The shares available will not be reduced by awards settled in cash or by shares withheld to satisfy tax withholding obligations. Only the net number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2016 Equity Plan.

The 2016 Equity Plan will be generally administered by the compensation committee of our Board. Subject to the provisions of the 2016 Equity Plan, the compensation committee will determine in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. However, the compensation committee may delegate to one or more of our officers the authority to grant awards to persons who are not officers or directors, subject to certain limitations contained in the 2016 Equity Plan and award guidelines established by the committee. The compensation committee will have the authority to construe and interpret the terms of the 2016 Equity Plan and awards granted under it. The 2016 Equity Plan provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2016 Equity Plan.

Awards may be granted under the 2016 Equity Plan to our employees, including officers, directors or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

•	Stock options. We may grant nonstatutory stock options or incentive stock options (as described in Section 422 of the Internal Revenue Code), each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our common stock at an exercise price per share determined by the administrator, which may not be less than the fair market value of a share of our common stock on the date of grant.

•	Stock appreciation rights. A stock appreciation right gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our common stock or in cash.

•	Restricted stock. The administrator may grant restricted stock awards either as a bonus or as a purchase right at such price as the administrator determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the administrator specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.

•	Restricted stock units. Restricted stock units represent rights to receive shares of our common stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the administrator. Holders of restricted stock units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant restricted stock units that entitle their holders to dividend equivalent rights.

•	Performance shares and performance units. Performance shares and performance units are awards that will result in a payment to their holder only if specified performance goals are achieved during a specified performance period. Performance share awards are rights whose value is based on the fair market value of shares of our common stock, while performance unit awards are rights denominated in dollars. The administrator establishes the applicable performance goals based on one or more measures of business performance enumerated in the 2016 Equity Plan, such as revenue, gross margin, net income or total stockholder return. To the extent earned, performance share and unit awards may be settled in cash or in shares of our common stock. Holders of performance shares or performance units have no voting rights or rights to receive cash dividends unless and until shares of common stock are issued in settlement of such awards. However, the administrator may grant performance shares that entitle their holders to dividend equivalent rights.

•	Cash-based awards and other stock-based awards. The administrator may grant cash-based awards that specify a monetary payment or range of payments or other stock-based awards that specify a number or range of shares or units that, in either case, are subject to vesting or other conditions specified by the administrator. Settlement of these awards may be in cash or shares of our common stock, as determined by the administrator. Their holder will have no voting rights or right to receive cash dividends unless and until shares of our common stock are issued pursuant to the award. The administrator may grant dividend equivalent rights with respect to other stock-based awards.

Under the 2016 Equity Plan, if a change in control occurs and (i) an award is not appropriately assumed or continued nor an equivalent award substituted (including if the award is substituted for shares of common stock of the acquiror that are not publicly traded on a national securities exchange) by the acquiror or (ii) at the time of or within 24 months following a change in control, the participant incurs a termination without cause or, if provided in the participant’s employment agreement or award agreement, for good reason, each award will immediately vest and become exercisable. The compensation committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of the Board who are not employees will automatically be accelerated in full. The 2016 Equity Plan also authorizes the compensation committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

The 2016 Equity Plan will continue in effect until it is terminated by the administrator, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The administrator may amend, suspend or terminate the 2016 Equity Plan at any time, provided that without stockholder approval, the plan cannot be amended to increase the number of shares authorized, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law or listing rule.

2016 Employee Stock Purchase Plan

Our Board has adopted and our stockholders have approved our 2016 Employee Stock Purchase Plan, which was subsequently amended and restated on March 16, 2018 (the “2016 ESPP”).

A total of 1,125,000 shares of our common stock were initially available for sale under our 2016 ESPP and automatically increased to 1,801,180 on January 1, 2017. Our 2016 ESPP provides for annual increases in the number of shares available for issuance under the 2016 ESPP each subsequent anniversary through 2025, equal to the smallest of:

•	750,000 shares;

•	1.5% of the outstanding shares of our common stock on the immediately preceding December 31; or

•	such other amount as may be determined by our Board.

Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the 2016 ESPP.

The compensation committee of our Board will administer the 2016 ESPP and have full authority to interpret the terms of the 2016 ESPP. The 2016 ESPP provides, subject to certain limitations, for indemnification by us of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2016 ESPP.

All of our employees, including our named executive officers, and employees of any of our subsidiaries designated by the compensation committee are eligible to participate if they are customarily employed by us or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year, subject to any local law requirements applicable to participants in jurisdictions outside the United States. However, an employee may not be granted rights to purchase stock under our 2016 ESPP if such employee:

•	immediately after the grant would own stock or options to purchase stock possessing 5.0% or more of the total combined voting power or value of all classes of our capital stock; or

•	holds rights to purchase stock under all of our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year in which the right to be granted would be outstanding at any time.

Our 2016 ESPP is intended to qualify under Section 423 of the Internal Revenue Code (Code) but also permits us to include our non-U.S. employees in offerings not intended to qualify under Section 423 of the Code. The 2016 ESPP will typically be implemented through consecutive six-month offering periods. The offering periods generally start on the first trading day of April and October of each year. The administrator may, in its discretion, modify the terms of future offering periods, including establishing offering periods of up to 27 months and providing for multiple purchase dates. The administrator may vary certain terms and conditions of separate offerings for employees of our non-U.S. subsidiaries where required by local law or desirable to obtain intended tax or accounting treatment.

Our 2016 ESPP permits participants to purchase common stock through payroll deductions of up to 10.0% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings and payments for overtime and shift premiums, but exclusive of payments for incentive compensation, bonuses and other similar compensation.

Amounts deducted and accumulated from participant compensation, or otherwise funded in any participating non-U.S. jurisdiction in which payroll deductions are not permitted, are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will be 85.0% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period. Participants may end their participation at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.

Each participant in any offering will have an option to purchase for each full month contained in the offering period a number of shares determined by dividing $2,083.33 by the fair market value of a share of our common stock on the first day of the offering period and except as limited in order to comply with Section 423 of the Code. Prior to the beginning of any offering period, the administrator may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the administrator will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

A participant may not transfer rights granted under the 2016 ESPP other than by will, the laws of descent and distribution or as otherwise provided under the 2016 ESPP.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under outstanding purchase rights or substitute substantially equivalent purchase rights. If the acquiring or successor corporation does not assume or substitute for outstanding purchase rights, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control.

Our 2016 ESPP will remain in effect until terminated by the administrator. The compensation committee has the authority to amend, suspend or terminate our 2016 ESPP at any time.

401(k) Retirement Plan

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the third month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, generally equal to $18,000 in 2017, and have the amount of the reduction contributed to the 401(k) plan. Participants who are at least 50 years old also can make “catch-up” contributions, which in 2017 may be up to an additional $6,000 above the statutory limit. We have an obligation to match non-highly compensated employee contributions of up to 6% of deferrals and also have the option to make discretionary matching contributions and profit sharing contributions to the plan annually, as determined by our Board. We provided employer matching contributions for Dr. Harlan W. Waksal of $15,900 for the year ended December 31, 2015, which were disbursed during 2016. No other employer matching contributions were made to our named executive officers for the years ended December 31, 2017, 2016 and 2015.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2017, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity Compensation Plans Approved by Stockholders(1)(2)(3)(4)	26,802,527	$ 6.27	1,151,275
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	26,802,527	$ 6.27	1,151,275

(1)	Includes the 2016 Equity Incentive Plan, the 2014 Long term Incentive Plan and the 2016 Employee Stock Purchase Plan.

(2)	The 2016 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2016 Equity Incentive Plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (A) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board.

(3)	A total of 9,750 stock appreciation rights were granted under the 2014 Long Term Incentive Plan which may be settled in cash or common stock at the election of the compensation committee and, any new awards will be issued under the 2016 Equity Incentive Plan. If the 9,750 stock appreciation rights are settled in common stock, 3,605,665 shares of common stock would be issuable under the 2014 Long Term Incentive Plan.

(4)	The 2016 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2016 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (i) one and one half percent (1.5%) of the shares of common stock outstanding on the last day of the immediately preceding fiscal year; (ii) 750,000 shares; or (iii) such number of shares of common stock as determined by our Board.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 21, 2018 regarding the beneficial ownership of our common stock, by:

•	each person or group who beneficially owns more than 5.0% of our outstanding shares of common stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days are included as outstanding and beneficially owned for that person or group, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the beneficial owner.

Percentage ownership of our common stock in the table is based on 78,794,746 shares of our common stock issued and outstanding on December 31, 2017. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Pursuant to Rule 13d-4 under the Exchange Act of 1934, as amended, the statements concerning voting and dispositive power concerning the shares of common stock included in the footnotes to this table shall not be construed as admissions that such persons are the beneficial owners of such shares of common stock.

	Shares of Common Stock Beneficially Owned (1)
Name of beneficial owner	Common Stock	Securities Exercisable Within 60 Days	Number of Securities Beneficially Owned	Percentage
5.0% Stockholders
Third Point Ventures LLC(2)	9,407,745	—	9,407,745	11.94%
R. A. Capital Management LLC(3)	6,269,342	2,666,666	8,936,008	10.97%
Perceptive Advisors LLC(4)	5,165,746	—	5,165,746	6.56%
Puissance Capital Management LP(5)	4,500,000	1,800,000	6,300,000	7.82%
Acuta Capital Partners LLC(6)	4,915,000	1,333,333	6,248,333	7.80%
GoldenTree Entities(7)	4,473,111	219,828	4,692,939	5.94%
Vivo Capital VIII LLC(8)	3,333,333	1,333,333	4,666,666	5.82%
Executive Officers and Directors
Bart M. Schwartz, Esq.(9)	26,511	76,668	103,179	*
Eugene Bauer, M.D.(10)	6,716	41,925	48,641	*
D. Dixon Boardman(11)	45,911	73,079	118,990	*
Tasos Konidaris(12)	—	50,000	50,000	*
Steven Meehan(13)	—	25,000	25,000	*
Susan Wiviott, J.D.(14)	6,168	41,925	48,093	*
Harlan W. Waksal, M.D.(15)	110,747	2,196,335	2,307,082	2.85%
Konstantin Poukalov(16)	4,000	166,951	170,951	*
Steven N. Gordon, Esq.(17)	233,484	118,224	351,708	*

John Ryan, M.D., Ph.D.(18)	—	71,028	71,028	*
All directors and executive officers as a group (10 persons)	433,537	2,861,135	3,294,672	4.03%

*	Represents ownership of less than 1.0%.

(1)	Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of May 21, 2018. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after May 21, 2018.

(2)	As reported on Form 13G/A filed with the SEC on February 9, 2018, consists of (i) 9,407,745 shares of our common stock. Warrants to purchase 595,238 shares of common stock held by Third Point LLC expired on April 13, 2018. Third Point LLC and Daniel S. Loeb, in his capacity as the chief executive officer of Third Point LLC, have voting and dispositive power over securities held by Third Point Ventures LLC, as nominee for funds managed and/or advised by Third Point LLC. Third Point LLC and Mr. Loeb disclaim beneficial ownership of these securities, except to the extent of any indirect pecuniary interest therein. The address for Third Point Ventures LLC is c/o Third Point LLC, 390 Park Avenue, 19th floor, New York, NY 10022.

(3)	As reported on Form 13G filed with the SEC on February 14, 2018, consists of (i) 6,269,342 shares of our common stock and (ii) warrants to purchase 2,666,666 shares of common stock held by RA Capital Healthcare Fund, L.P. (“Fund”) and a separately managed account (the “Account”). RA Capital Management, LLC (“Capital”) is the general partner of the Fund. Mr. Kolchinsky is the manager of Capital. As the investment adviser to the Fund and the Account, Capital may be deemed a beneficial owner of any securities owned by such entity. As the manager of Capital, Mr. Kolchinsky may be deemed a beneficial owner of any securities beneficially owned by Capital. Capital and Mr. Kolchinsky disclaim beneficial ownership of the securities except to the extent of their individual pecuniary interests therein. The address for RA Capital Management, LLC is c/o RA Capital Management, LLC, 20 Park Plaza, Suite 1200, Boston, MA 02116.

(4)	As reported on Form 13G/A filed with the SEC on February 14, 2018, consists of (i) 5,165,746 shares of our common stock. Warrants to purchase 1,190,475 shares of common stock held by Perceptive Life Sciences Master Fund expired on April 13, 2018. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares. The address for Perceptive Advisors LLC is 51 Astor Place, 10th Floor, New York, NY 10003.

(5)	As reported on Form 13F filed with the SEC on February 14, 2018, consists of (i) 4,500,000 shares of our common stock and (ii) warrants to purchase 1,800,000 shares of common stock held by Puissance Capital Management LP. The address for Puissance Capital Management LP is 950 Third Avenue, 25th Floor, New York, NY 10022.

(6)	As reported on Form 13G filed with the SEC on February 14, 2018, consists of (i) 4,915,000 shares of our common stock and (ii) warrants to purchase 1,333,333 shares of common stock held by Acuta Capital Partners LLC. The address for Acuta Capital Partners LLC is 1301 Shoreway Road, Suite 350, Belmont, CA 94002.

(7)	As reported on Schedule 13D/A filed with the SEC on January 16, 2018, consists of (i) 2,204,511 shares of common stock held by GN3 SIP Limited (GN3), GoldenTree 2004 Trust (G2T), GTNM, LP (GTNM), GoldenTree Insurance Fund Series Interests of the SALI Multi-Series Fund, LP (GTIF), GoldenTree Credit Opportunities, LP (GTCO), GoldenTree Entrust Master Fund SPC (GSPC), GoldenTree Master Fund, Ltd. (GMF), GoldenTree Master Fund II, Ltd. (GMFII), and a separately managed account managed by the GoldenTree Asset Management LP (the “First Managed Account”) and a second separately managed account managed by the GoldenTree Asset Management LP (the “Second Managed Account”), (ii) warrants to purchase 219,828 shares of common stock held by GN3, G2T, GTNM, First Management Account, GTIF and GTCO and (iii) 2,268,600 shares of common stock issuable upon the conversion of preferred stock held by G2T, GTNM, GN3, First Managed Account and Second Managed Account. GoldenTree Asset Management LP acts as investment manager for all of the entities described herein. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and individual named herein may be deemed to share beneficial ownership of all shares held by the other entities named herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein. The address for the GoldenTree Entities is 300 Park Avenue, 21st Floor, New York, NY 10022.

(8)	As reported on Schedule 13G filed with the SEC on October 5, 2017, consists of (i) 3,333,333 shares of common stock and (ii) warrants to purchase 1,333,332 shares of common stock held by Vivo Capital Fund VIII, LP and Vivo Capital Surplus Fund VIII, LP. Vivo Capital VIII, LLC is the general partner of both Vivo Capital Fund VIII, LP and Vivo Capital Surplus Fund VIII, LP. The address for Vivo Capital VIII, LLC is 505 Hamilton Avenue, Suite 207, Palo Alto, CA, 94301.

(9)	Consists of (i) 26,511 shares of common stock and (ii) 76,668 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018.

(10)	Consists of (i) 6,716 shares of common stock and (ii) 41,925 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018.

(11)	Consists of (i) 45,911 shares of common stock and (ii) 73,079 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018.

(12)	Consists of 50,000 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018.

(13)	Consists of 25,000 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018.

(14)	Consists of (i) 6,168 shares of common stock and (ii) 41,925 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018.

(15)	Consists of (i) 110,747 shares of common stock, (ii) 2,196,335 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018 and (iii) 750 EAR units under the 2014 LTIP. EAR units awarded under the 2014 LTIP are excluded from the amount listed in this table as they may be paid in cash or stock at our option. See Note 13 to our consolidated financial statements appearing in our Annual Report on Form 10-K for year ended December 31, 2017 for a discussion of EAR units awarded under the 2014 LTIP.

(16)	Consists of (i) 4,000 shares of common stock, (ii) 166,951 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018 and (iii) 1,000 EAR units under the 2014 LTIP. EAR units awarded under the 2014 LTIP are excluded from the amount listed in this table as they may be paid in cash or stock at our option. See Note 13 to our consolidated financial statements appearing in our Annual Report on Form 10-K for year ended December 31, 2017 for a discussion of EAR units awarded under the 2014 LTIP.

(17)	Consists of (i) 233,484 shares of common stock, (ii) 118,224 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018 and (iii) 1,300 EAR units under the 2014 LTIP. EAR units awarded under the 2014 LTIP are excluded from the amount listed in this table as they may be paid in cash or stock at our option. See Note 13 to our consolidated financial statements appearing in our Annual Report on Form 10-K for year ended December 31, 2017 for a discussion of EAR units awarded under the 2014 LTIP. Mr. Gordon disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(18)	Consists of (i) 71,028 shares of common stock issuable upon the exercise of stock options within 60 days of May 21, 2018 and (ii) 250 EAR units under the 2014 LTIP. EAR units awarded under the 2014 LTIP are excluded from the amount listed in this table as they may be paid in cash or stock at our option. See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of EAR units awarded under the 2014 LTIP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2017 with the exception of the Form 4 filed by Ms. Susan Wiviott on August 16, 2017, reporting securities acquired on August 11, 2017.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Kadmon stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: Secretary of the Board, Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above or oral request at 212-308-6000, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Kadmon stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Board, Kadmon Holdings, Inc., 450 East 29th Street, New York, New York 10016.

LAN

By Order of the Board of Directors

/s/ HARLAN W. WAKSAL
Harlan W. Waksal, M.D.
President and Chief Executive Officer

June 15, 2018

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E47841-Z72881 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KADMON HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Harlan W. Waksal, M.D.
02) Bart M. Schwartz, Esq.
03) Eugene Bauer, M.D.
04) D. Dixon Boardman
05) Tasos G. Konidaris
06) Steven Meehan
07) Susan Wiviott, J.D.

The Board of Directors recommends you vote FOR proposal 2.

3. Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (See reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date